UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 8

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2022

HEALTHIER CHOICES MANAGEMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3800 North 28th Way

Hollywood, Florida 33020

(Address of Principal Executive Office) (Zip Code)

(888) 766-5351

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 8 on Form 8-K/A to the Form 8-K filed on August 23, 2022, is being filed in part for the purpose of filing Exhibit 10.1 and describing the Eighth Amendment to the Securities Purchase Agreement.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment to Securities Purchase Agreement

On August 18, 2022, Healthier Choices Management Corp. (the “Company” or “HCMC”) entered into a Securities Purchase Agreement (the “SPA”), pursuant to which the Company sold and issued 14,722.075 shares of its Series E Redeemable Convertible Preferred Stock (the “Preferred Stock”) to five institutional investors (the “Purchasers”) for an aggregate subscription price of $13,250,000 (the “Offering”).

On March 2, 2023, the parties to the SPA entered into First Amendment to Securities Purchase Agreement, pursuant to which the Company agreed to pay each Purchaser ten percent (10%) of the Stated Value (the “Conversion Payment”) of the Preferred Stock upon conversion of such Preferred Stock into common stock prior to the record date for the Spin Off.

On May 15th, the parties to the SPA entered into Second Amendment to the Securities Purchase Agreement, pursuant to which the Company and such parties agreed to: (1) extend the time period for the Conversion Payment eligibility to December 1, 2023, (2) amend the Certificate of Designation as set forth in Item 5.03 below and (3) require the Purchasers to purchase Series A Convertible Preferred Stock of a newly created public company (resulting from spin off of HCMC’s grocery and wellness businesses) in the same subscription amounts that the Purchasers paid for the HCMC Preferred Stock (the “Spinoff”) only if the Spinoff and the Offering are completed prior to December 1, 2023 (“Completion Date”).

On October 30, 2023, the parties to the SPA entered into Third Amendment to the Securities Purchase Agreement, pursuant to which the Company and such parties agreed to: (1) set the initial conversion price for the Series A Preferred Stock to be the 5-day volume weighted average price measured using the 5 trading days preceding the purchase of the Series A Preferred Stock, (2) on the 40th calendar day (the “Reset Date”) after the sale of the Series A Preferred Stock, reset the conversion price in the event the closing price of the Class A common stock on such date is less than the initial conversion, (3) have the reset conversion price equal a 10% discount to the 5-day volume weighted average price measured using the 5 trading days preceding the Reset Date; provided, however, in no instance will the conversion price be reset below 30% of the initial conversion price, and (4) amend the Completion Date to March 1, 2024.

On February 20, 2024, the parties to the SPA entered into a Fourth Amendment to the Securities Purchase Agreement, pursuant to which the Company and such parties agreed to amend the Completion Date to June 1, 2024.

On April 8, 2024, the parties to the SPA entered into a Fifth Amendment to the Securities Purchase Agreement, pursuant to which the Company and such parties agreed to amend the Completion Date to August 1, 2024.

On July 24, 2024, the parties to the SPA entered into a Sixth Amendment to the Securities Purchase Agreement, pursuant to which the Company and such parties agreed to amend the Completion Date to November 1, 2024.

On November 27, 2024, the parties to the SPA entered into a Seventh Amendment to the Securities Purchase Agreement, pursuant to which the Company and such parties agreed to amend the Completion Date to May 31, 2025.

On April 11, 2025, the parties to the SPA entered into an Eighth Amendment to the Securities Purchase Agreement, pursuant to which the Company and such parties agreed to amend the Completion Date to October 31, 2025.

The foregoing description of the Eighth Amendment to Securities Purchase Agreement is a summary and is qualified in its entirety by reference to the provisions thereof, a copy of which is attached to this Current Report as Exhibit 10.1, which is incorporated by reference herein.

Amendment to Commitment Letter

On November 7, 2024, Healthier Choices Management Corp. (“HCWC”), entered into a revolving line of credit (the “Facility”) with a private lender (the “Lender”). The Facility was amended on April 11, 2025.

Pursuant to the terms of that certain Commitment Letter (“Commitment Letter”), dated November 7, 2024, between HCMC and the Lender, HCMC may borrow up to $5.0 million to be used for general working capital purposes. The term of the facility was through April 30, 2026 (the “Maturity Date”) and the interest rate is 12% per annum. All principal and accrued interest will be due on the Maturity Date. Amounts borrowed under the Facility may be prepaid at any time. Pursuant to the Amendment, the Maturity Date was changed to December 31, 2026.

The foregoing summary of the Facility is not complete and is qualified in its entirety by reference to the actual Commitment Letter, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

2

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
10.1	Eighth Amendment to Securities Purchase Agreement, dated as of April 11, 2025, by and among Healthier Choices Management Corp. and the purchasers named therein
10.2	Amendment to Commitment Letter, dated April 11, 2025, by and between Hal Mintz and Healthier Choices Management Corp.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthier Choices Management Corp.

Date: April 24, 2025	By:	/s/ Jeffrey E. Holman
Jeffrey E. Holman
Chief Executive Officer

4